UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2010

PETROALGAE INC.

(Exact name of registrant as specified in charter)

Delaware	000-24836	33-0301060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL		32901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 321-409-7500

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of President and Chief Operating Officer

On November 15, 2010, PA LLC, a subsidiary of PetroAlgae Inc. (“PetroAlgae”), announced that it had appointed Rob Harris, age 46, as its new President and Chief Operating Officer effective as of November 15, 2010. Mr. Harris has also assumed the positions of President and Chief Operating Officer of PetroAlgae.

Prior to joining PetroAlgae and PA LLC, Mr. Harris spent 20 years at British Petroleum (“BP”). At BP, Mr. Harris served in a variety of capacities, most recently as Director of Procurement for the refining and chemical portfolio, where he managed a multi-billion dollar procurement spend. Prior to that, he was General Manager of BP’s world-wide solvents and industrial chemicals business operations, General Manager of BP Oil’s successful downstream Global Speciality Products business, and was a key player on the corporate mergers and acquisitions team in the acquisition of Burmah Castrol. He also served as Global General Manager of BP-Amoco’s merged polybutene business. After leaving BP, Mr. Harris served as a Group Managing Director for British Vita plc, a Texas Pacific Group (Private Equity) portfolio company, and then as Commercial Director of NSG Pilkington. He is also a non-executive director of Ethanol Ventures (Grimsby) Limited, a United Kingdom-based bioethanol company.

PA LLC has entered into an employment agreement with Mr. Harris effective as of November 15, 2010 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Harris will receive an annual base salary of $300,000 and a performance-based annual bonus.

PetroAlgae will grant stock appreciation rights to Mr. Harris to reflect the appreciation in value of 1,000,000 shares of its common stock (the “Grant”) under PetroAlgae’s 2009 Equity Incentive Plan (the “Plan”). The Grant will be conditioned on, governed by and subject to the Plan and the Stock Appreciation Rights Agreement, dated November 15, 2010, between Mr. Harris and PetroAlgae.

Upon termination of Mr. Harris’ employment by PA LLC without “cause” (other than due to death or disability), by Mr. Harris for “good reason” or after certain change of control events, conditioned upon the execution of a release of claims against PA LLC and its affiliates and in addition to certain accrued amounts, Mr. Harris will be entitled to: (i) payment of 100% of his then-current annual base salary, and (ii) medical, dental, life and disability insurance for a period of 12 months after termination.

On November 1, 2010, in anticipation of his impending employment with PA LLC, PetroAlgae issued and sold 12,500 shares of its common stock to Mr. Harris.

Mr. Harris has no other reportable relationships with PetroAlgae, PA LLC or any of their affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: November 22, 2010	By:	/S/ DAVID P. SZOSTAK
	Name:	David P. Szostak
	Title:	Chief Financial Officer